Exhibit 99.1

Intermolecular Reports Fourth Quarter and Full Year 2017 Financial Results

SAN JOSE, Calif., February 13, 2018 -- Intermolecular, Inc. (NASDAQ: IMI), the trusted partner for advanced materials innovation, today reported results for its fourth quarter and full year ended December 31, 2017.

Results Highlights:

•	Fourth quarter total revenue of $10.5 million, an increase of 22% over prior quarter and 1% over the same period last year; 2017 fiscal year revenue of $37.2 million.
•	Fourth quarter net income of $0.1 million compared to net loss of $(3.0) million in the same period last year.
•	Fourth quarter Adjusted EBITDA of $2.1 million, or 20% of revenue.

“The fourth quarter of 2017 marked Intermolecular’s first GAAP profitable quarter in five years, driven by a 22% increase in revenue and a 10% decrease in operating expense as compared to the prior quarter,” said company president and CEO, Chris Kramer. “From an operational standpoint, we added three new programs during the fourth quarter and we also formed an important strategic alliance with the Shanghai Industrial Technology Research Institute (SITRI), which we believe will drive future revenue opportunities for Intermolecular in the second half of 2018 and beyond.”

Fourth Quarter Fiscal 2017 Results

Revenue for the fourth quarter of 2017 was $10.5 million, up 22% compared to $8.6 million in the third quarter of 2017, and up 1% compared to $10.5 million in the same period a year ago.

Net income for the fourth quarter of 2017 was $0.1 million, or $0.00 per share, compared to net loss of $(1.8) million, or $(0.04) per share, in the third quarter of 2017 and net loss of $(3.0) million, or $(0.06) per share, in the same period a year ago.

Non-GAAP net income for the fourth quarter of 2017 was $0.4 million, or $0.01 per share, compared to non-GAAP net loss of $(1.6) million, or $(0.03) per share, in the prior quarter and non-GAAP net loss of $(2.3) million, or $(0.05) per share, in the same period a year ago.

Adjusted EBITDA for the fourth quarter of 2017 was $2.1 million, compared to $0.1 million in the prior quarter and Adjusted EBITDA loss of $(0.5) million in the same period a year ago.

Cash and investments were $25.8 million at the end of fourth quarter of 2017, a decrease of $1.3 million compared to $27.1 million at the end of third quarter of 2017.

Full Year Fiscal 2017 Results

Revenue for the full year ended December 31, 2017 was $37.2 million, down 21% compared to $47.3 million in 2016. The decrease in revenue was primarily due to the strategic transition of the company’s business model in 2017 from a royalty and services model to a services-based program model.

Net loss for the full year ended December 31, 2017 was $(10.4) million, or $(0.21) per share, compared with $(15.4) million, or $(0.31) per share, for 2016.

Non-GAAP net loss for 2017 was $(8.9) million, or $(0.18) per share, compared to $(11.8) million, or $(0.24) per share, for 2016.

Cash and investments were $25.8 million at the end of 2017, compared to $27.8 million at the end of 2016.

First Quarter of 2018 Outlook

The following statements are based on Intermolecular’s current expectations for the first quarter ending March 31, 2018. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Intermolecular does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Revenue is projected to be in the range of $9.6 million to $9.9 million;
•	Net loss is projected to be between $(1.0) million and $(1.3) million, or between $(0.02) to $(0.03) per share, based on approximately 49.6 million shares expected to be outstanding;
•

Non-GAAP net loss, excluding stock-based compensation expense, is projected to be between $(0.7) million and $(1.0) million, or between $(0.01) to $(0.02) per share based on 49.6 million shares expected to be outstanding; and,

•	Adjusted EBITDA is projected to be between $0.4 million and $0.7 million.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss” below.

Conference Call

Intermolecular will host a conference call and simultaneous audio-only webcast today (February 13, 2018) at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. The call will be hosted by Intermolecular President and CEO Chris Kramer and CFO Bill Roeschlein.

U.S. dial-in number: (877) 251-1860

International dial-in number: (244) 357-2386

Conference ID: 5955988

Please call the conference telephone number five to ten minutes prior to start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please contact Liolios Group at (949) 574-2386

A live and archived webcast (audio only) of the call will be available on Intermolecular’s website for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond Intermolecular’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Program revenue	$8,850	$8,833	$29,010	$39,690
Licensing and royalty revenue	1,698	1,644	8,193	7,608
Total revenue	10,548	10,477	37,203	47,298
Cost of revenue:
Cost of program revenue	3,353	3,421	11,449	15,705
Cost of licensing and royalty revenue	344	25	656	125
Total cost of revenue	3,697	3,446	12,105	15,830
Gross profit	6,851	7,031	25,098	31,468
Operating expenses:
Research and development	4,206	5,847	21,535	28,126
Sales and marketing	734	1,518	4,019	7,383
General and administrative	1,974	2,777	9,198	10,713
Restructuring charges	—	(6)	1,351	1,114
Total operating expenses	6,914	10,136	36,103	47,336
Loss from operations	(63)	(3,105)	(11,005)	(15,868)
Other income (expense):
Interest income (expense), net	84	50	266	173
Other income (expense), net	95	63	337	265
Total other income (expense), net	179	113	603	438
Income (loss) before provision for income taxes	116	(2,992)	(10,402)	(15,430)
Provision for income taxes	-	-	1	7
Net income (loss)	$116	$(2,992)	$(10,403)	$(15,437)

Basic net income (loss) per common share	$0.00	$(0.06)	$(0.21)	$(0.31)
Diluted net income (loss) per common share	$0.00	$(0.06)	$(0.21)	$(0.31)

Shares used in basic net income (loss) per common share	49,559	49,486	49,547	49,396
Shares used in diluted net income (loss) per common share	49,765	49,486	49,547	49,396

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of December 31, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,090	$5,759
Short-term investments	18,060	20,035
Total cash, cash equivalents and short-term investments	24,150	25,794
Accounts receivable	5,519	5,063
Prepaid expenses and other current assets	1,069	1,397
Total current assets	30,738	32,254
Long-term investments	1,657	1,995
Materials inventory	2,781	3,357
Property and equipment, net	5,913	10,964
Intangible assets, net	2,620	4,001
Other assets	600	597
Total assets	$44,309	$53,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$928	$309
Accrued liabilities	865	1,451
Accrued compensation and employee benefits	2,535	1,663
Deferred revenue	941	1,533
Total current liabilities	5,269	4,956
Other long-term liabilities	2,967	3,216
Total liabilities	8,236	8,172
Stockholders’ equity:
Common stock	50	50
Additional paid-in capital	214,796	213,313
Accumulated other comprehensive loss	(36)	(32)
Accumulated deficit	(178,737)	(168,335)
Total stockholders’ equity	36,073	44,996
Total liabilities and stockholders’ equity	$44,309	$53,168

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,403)	$(15,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	7,194	9,537
Stock-based compensation	1,472	3,627
(Gain) loss on disposal of property and equipment	68	(12)
Changes in operating assets and liabilities:
Accounts receivable	(456)	1,051
Prepaid expenses and other assets	585	122
Materials inventory	557	333
Accounts payable	592	(493)
Accrued and other liabilities	110	(3,069)
Deferred revenue	(592)	(1,063)
Net cash used in operating activities	(873)	(5,404)
Cash flows from investing activities:
Purchase of investments	(20,888)	(23,486)
Redemption of investments	22,861	24,676
Purchase of property and equipment	(777)	(2,381)
Proceeds from sale of equipment	14	22
Purchased and capitalized intangible assets	—	(45)
Net cash (used in) provided by investing activities	1,210	(1,214)
Cash flows from financing activities:
Payment of capital leases	(13)	(13)
Proceeds from exercise of common stock options	7	714
Net cash (used in) provided by financing activities	(6)	701
Net increase (decrease) in cash and cash equivalents	331	(5,917)
Cash and cash equivalents at beginning of period	5,759	11,676
Cash and cash equivalents at end of period	$6,090	$5,759

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP cost of net revenue	$3,697	$3,446	$12,105	$15,830
Stock-based compensation expense (a)	(47)	(102)	(191)	(510)
Non-GAAP cost of net revenue	$3,650	$3,344	$11,914	$15,320
GAAP gross profit	$6,851	$7,031	$25,098	$31,468
Stock-based compensation expense (a)	47	102	191	510
Non-GAAP gross profit	$6,898	$7,133	$25,289	$31,978
As a percentage of net revenue:
GAAP gross margin	65.0%	67.1%	67.5%	66.5%
Non-GAAP gross margin	65.4%	68.1%	68.0%	67.6%
GAAP operating loss	$(63)	$(3,105)	$(11,005)	$(15,868)
Stock-based compensation expense (a):
- Cost of net revenue	47	102	191	510
- Research and development	66	189	373	949
- Sales and marketing	23	(40)	119	527
- General and administrative	115	440	789	1,641
Non-GAAP operating income (loss)	$188	$(2,414)	$(9,533)	$(12,241)

GAAP net income (loss)	$116	$(2,992)	$(10,403)	$(15,437)
Stock-based compensation expense (a)	251	691	1,472	3,627
Non-GAAP net income (loss)	$367	$(2,301)	$(8,931)	$(11,810)

GAAP net income (loss)	$116	$(2,992)	$(10,403)	$(15,437)
Interest (income) expense, net	(84)	(50)	(266)	(173)
Provision for taxes	—	—	1	7
Depreciation, amortization, impairment and accretion	1,824	1,829	7,194	9,537
Restructuring charges (b)	—	(6)	1,351	1,114
Stock based compensation expense (a)	251	691	1,472	3,627
Adjusted EBITDA	$2,107	$(528)	$(651)	$(1,325)

Shares used in computing earnings per share:
Basic	49,559	49,486	49,547	49,396
Diluted	49,765	49,486	49,547	49,396
GAAP earnings (loss) per share:
Basic	$0.00	$(0.06)	$(0.21)	$(0.31)
Diluted	$0.00	$(0.06)	$(0.21)	$(0.31)
Non-GAAP earnings (loss) per share:
Basic	$0.01	$(0.05)	$(0.18)	$(0.24)
Diluted	$0.01	$(0.05)	$(0.18)	$(0.24)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

Intermolecular, Inc.

First Quarter 2018 Outlook

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(In thousands, except per share amounts, Unaudited)

GAAP net loss range	$(1,000)	-	$(1,300)
Stock-based compensation	$300	-	$300
Non-GAAP net loss range	$(700)	-	$(1,000)

GAAP and Non-GAAP diluted shares	49,600
GAAP net loss per share range	$(0.02)	-	$(0.03)
Non-GAAP net loss per share range	$(0.01)	-	$(0.02)

Corporate Contact:

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

(408) 582-5415

Investor Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

IMI@liolios.com

(949) 574-3860